Exhibit 99.1
Execution Copy
FIRST SUPPLEMENTAL INDENTURE
     FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 7, 2006, between BearingPoint, Inc., a Delaware corporation (the “Company”), and The Bank of New York, a New York banking corporation, as trustee under the indenture referred to below (the “Trustee”).
R E C I T A L S
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of December 22, 2004 (the “Indenture”), pursuant to which the Company has issued an aggregate principal amount of (i) $250,000,000 of 2.50% Series A Convertible Subordinated Debentures Due 2024 (the “Series A Notes”) and (ii) $200,000,000 of 2.75% Series B Convertible Subordinated Debentures Due 2024 (the “Series B Notes” and together with the Series A Notes, the “Notes”);
     WHEREAS, Section 10.02 of the Indenture provides, among other things, that the Company may amend the Indenture and the Notes of either series and any noncomplicance by the Company may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes of such series (the “Majority Holders”);
     WHEREAS, the Company intends to amend certain provisions in the Indenture (the “Proposed Amendments”);
     WHEREAS, the Majority Holders of each of the Series A Notes and the Series B Notes have consented to the Proposed Amendments;
     WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized and all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement of the Company have been duly performed and complied with; and
     WHEREAS, pursuant to Section 10.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture and the Company hereby requests the Trustee join with it in such execution and delivery.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Series A Notes, and the Series B Notes, as follows:
ARTICLE I
AMENDMENTS TO INDENTURE
     Section 1.01. Amendments. The Indenture and any corresponding provisions in the Notes are modified as provided herein:

     (a) Section 1.01 (Definitions) shall be amended by inserting the following definition in alphabetical order:
     “‘First Supplemental Indenture’ means the First Supplemental Indenture, dated as of November 7, 2006, by and between the Company and the Trustee, which supplements and amends this Indenture and the Securities.”
     (b) Section 5.01 (Payment of Securities) shall be amended by inserting the following additional sentence at the end thereof:
     “Effective upon the effectiveness of the First Supplemental Indenture, the rate of Interest payable by the Company in respect of the Series A Debentures, on each Interest Payment Date from December 15, 2006 through and including December 23, 2011, shall equal 3.10% per annum of the then outstanding principal amount of the Series A Debentures, which rate of Interest shall be inclusive of the amount of Liquidated Damages, if any, applicable at any such time, and thereafter the rate of Interest shall equal 2.50% per annum of the then outstanding principal amount of Series A Debentures, not inclusive of the amount of Liquidated Damages, if any, applicable at any such time thereafter. Effective upon the effectiveness of the First Supplemental Indenture, the rate of Interest payable by the Company in respect of the Series B Debentures, on each Interest Payment Date from December 15, 2006 through and including December 23, 2014, shall equal 4.10% per annum of the then outstanding principal amount of the Series B Debentures, which rate of Interest shall be inclusive of the amount of Liquidated Damages, if any, applicable at any such time, and thereafter the rate of Interest shall equal 2.75% per annum of the then outstanding principal amount of Series B Debentures, not inclusive of the amount of Liquidated Damages, if any, applicable at any such time thereafter.”
     (c) Section 7.01 (Events of Defaults) shall be amended by inserting the following additional sentence at the end thereof:
     “Notwithstanding any of the foregoing, (i) the failure of the Company to comply with Section 5.02 of this Indenture or §314 of the TIA before 5:30 p.m., New York City time, on October 31, 2008 shall not constitute a default under clause (g) above and (ii) any event of default or other similar condition or event (however described) that results in the acceleration of maturity of any series of debt securities of the Company outstanding on the date of the First Supplemental Indenture which event of default or other similar condition or event resulted from the failure to comply with Section 5.02 of the Indenture (or substantially similar covenants under this or any other document) or §314 of the TIA before 5:30 p.m., New York City time, on October 31, 2008 shall not constitute a default under clause (h) above; provided, however, that any foregoing failure to comply with Section 5.02 of this Indenture or §314 of the TIA and any such event of default or other similar condition or event shall constitute a default, as of 5:30 p.m., New York City time, on October 31, 2008, if the Company shall not then have complied in all material respects with the provisions of Section 5.02.”
     (d) Schedule A shall be deleted in its entirety and the following shall be inserted in lieu thereof:
     The following table sets forth the Stock Price and number of Additional Shares issuable per $1,000 principal amount of Series A Debentures:
SERIES A DEBENTURES

Effective	Stock Price
Price	$7.75	$8.00	$10.00	$12.00	$14.00	$16.00	$18.00	$20.00	$22.00	$24.00	$26.00	$28.00

December 15, 2004	33.79	33.79	25.60	18.39	13.88	10.90	8.83	7.39	6.30	5.46	4.83	0.00
December 15, 2005	33.79	33.79	24.40	17.14	12.68	9.79	7.83	6.47	5.47	4.71	4.15	0.00
December 15, 2006	33.79	33.79	22.73	15.39	11.02	8.26	6.44	5.23	4.35	3.70	3.24	0.00
December 15, 2007	33.79	33.79	21.11	13.72	9.41	6.83	5.21	4.10	3.35	2.84	2.45	0.00
December 15, 2008	33.79	33.79	19.53	12.09	7.90	5.54	4.14	3.24	2.63	2.21	1.93	0.00
December 15, 2009	33.79	32.28	16.99	9.55	5.73	3.73	2.62	1.99	1.59	1.37	1.19	0.00
December 15, 2010	33.79	29.89	13.00	5.42	2.34	1.49	1.11	0.90	0.76	0.67	0.59	0.00
December 23, 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

     The following table sets forth the Stock Price and number of Additional Shares issuable per $1,000 principal amount of Series B Debentures:
SERIES B DEBENTURES

Effective	Stock Price
Price	$7.75	$8.00	$10.00	$12.00	$14.00	$16.00	$18.00	$20.00	$22.00	$24.00	$26.00	$28.00

December 15, 2004	33.79	33.79	33.79	26.31	21.30	17.82	15.30	13.38	11.90	10.72	9.75	0.00
December 15, 2005	33.79	33.79	32.98	25.30	20.39	17.00	14.55	12.72	11.30	10.17	9.25	0.00
December 15, 2006	33.79	33.79	31.41	23.79	18.99	15.72	13.38	11.64	10.33	9.27	8.41	0.00
December 15, 2007	33.79	33.79	29.16	21.64	16.93	13.83	11.65	10.06	8.88	7.94	7.18	0.00
December 15, 2008	33.79	33.79	27.25	19.76	15.24	12.27	10.25	8.80	7.70	6.86	6.21	0.00
December 15, 2009	33.79	33.79	25.74	18.32	13.93	11.10	9.22	7.90	6.93	6.18	5.59	0.00
December 15, 2010	33.79	33.79	22.77	15.38	11.16	8.62	7.00	5.89	5.11	4.52	4.09	0.00
December 15, 2011	33.79	33.79	20.79	13.43	9.45	7.17	5.80	4.88	4.24	3.79	3.43	0.00
December 15, 2012	33.79	32.29	16.79	9.42	5.86	4.08	3.10	2.54	2.19	1.95	1.77	0.00
December 15, 2013	33.79	30.13	12.61	5.29	2.83	1.89	1.37	1.14	0.97	0.82	0.68	0.00
December 23, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

ARTICLE II
Conditions; Effectiveness
     Section 2.01. Conditions and Effectiveness. This Supplemental Indenture shall become effective upon execution and delivery by the Company and the Trustee.
ARTICLE III
Miscellaneous
     Section 3.01. Indenture Ratified. Except as otherwise provided herein, the Indenture is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.
     Section 3.02. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 3.03. Trustee Not Responsible. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.
     Section 3.04. Governing Law. This Supplemental Indenture will be governed by, and construed in accordance with, the laws of the State of New York.
     Section 3.05. Successors. All agreements in this Supplemental Indenture of the Company or the Trustee shall bind their respective successors and assigns.
     Section 3.06. Severability. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

BEARINGPOINT, INC.
By:	/s/ Judy Ethell
	Name:	Judy Ethell
	Title:	Chief Financial Officer

THE BANK OF NEW YORK, as Trustee
By:	/s/ Carlos R. Luciano
	Name:	Carlos R. Luciano
	Title:	Vice President